Exhibit 32.1

                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), I, Penney L. Smith, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that, to the best of his or her knowledge:

         1. The Company's Annual Report on Form 10-KSB for the period ended December 31, 2004, and to which this Certification is attached as Exhibit 32.1 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: February 21, 2005


S/ Penney L. Smith
-----------------------------------------
Penney L. Smith
CEO & CFO

A signed original of this written statement required by Section 906 has been provided to Turinco, Inc. and will be retained by Turinco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request

THIS  CERTIFICATION   ACCOMPANIES  THIS  REPORT  PURSUANT  TO  SS.  906  OF  THE
SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.